CERTIFIED RESOLUTION
                                       OF
                    CHARTER NATIONAL LIFE INSURANCE COMPANY


The undersigned, Secretary of Charter National Life Insurance Company, a corporation duly organized and existing under the laws of the State of Missouri, hereby certifies that the following resolutions were adopted under Agreement for Action of the Board of Directors Without a Meeting dated May 15, 1987, and are in full force and effect as of the date of this Certificate.

BE IT RESOLVED, that the Board of Directors of Charter National Life Insurance Company ("Company"), pursuant to the provisions of Section 376.309 of the Missouri Insurance Statutes, hereby establishes a separate account designated "Charter National Variable Annuity Account" (hereinafter, "Variable Annuity Account") for the following use and purposes, and subject to such conditions as hereinafter set forth;

FURTHER RESOLVED, that Variable Annuity Account is established for the purpose of providing for the issuance by the Company of variable annuity contracts
("Contracts") and shall constitute a separate account into which are allocated amounts paid to or held by the Company under such contracts. The Form of such Contracts shall be kept on file in the Secretary's Office;

FURTHER RESOLVED, that the income, gains and losses, whether or not realized, from assets allocated to Variable Annuity Account shall, in accordance with the Contracts, be credited to or charged against such account without regard to other income, gains, or losses of the Company;

FURTHER RESOLVED, that the portion of the assets of Variable Annuity Account equal to the reserves and other contract liabilities with respect to Variable Annuity Account shall not be chargeable with the liabilities arising out of any other business the Company may conduct;

FURTHER RESOLVED, that Variable Annuity Account shall be divided into Investments Subaccounts, each of which shall invest in the shares of an investment company, and net premiums under the Contracts shall be allocated to the eligible portfolios set forth in the Contracts in accordance with instructions received from owners of the Contracts.

FURTHER RESOLVED, that the Board of Directors expressly reserves the right to add, combine, or remove any Investment Subaccount of Variable Annuity Account as it may hereafter deem necessary or appropriate;

FURTHER RESOLVED, that the President, the Executive Vice President, any Senior Vice President, any Vice President, or the Treasurer, and each of them, with full power to act without the others, be, and they hereby are, severally authorized to invest such amount or amounts of the Company's cash in Variable Annuity Account or in any Investment Subaccount thereof as may be deemed necessary or appropriate to facilitate the commencement of Variable Annuity Account's operations and/or to meet any minimum capital requirements under the Investment Company Act of 1940;

FURTHER RESOLVED, that the President, the Executive Vice President, any Senior Vice President, any Vice President, or the Treasurer, and each of them, with full power to act without the others, be, and they hereby are, severally authorized to transfer cash from time to time between the Company's general account and Variable Annuity Account as deemed necessary or appropriate and consistent with the terms of the Contracts;

FURTHER RESOLVED, that the Board of Directors of the Company reserves the right to change the designation of Variable Annuity Account hereafter to such other designation as it may deem necessary or appropriate;

FURTHER RESOLVED, that the President, the Executive Vice President, any Senior Vice President, any Vice President, and each of them, with full power to act without the others, with such assistance from the Company's independent certified public accountants, legal counsel, and independent consultants or others as they may require, be, and they hereby are, severally authorized and directed to take all action necessary to: (a) register Variable Annuity Account as a unit investment trust under the Investment Company Act of 1940, as amended;
(b) register the Contracts in such amounts, which may be an indefinite amount, as the said officers of the Company shall from time to time deem appropriate under the Securities Act of 1933; and (c) take all other actions which are necessary in connection with the offering of said Contracts for sale and the operation of Variable Annuity Account in order to comply with the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940, and other applicable federal laws, including the filing of any amendments to registration statements, any supplements, any undertakings, and any applications for exemptions from the Investment Company Act of 1940 or other applicable federal laws as the said officers of the Company shall deem necessary or appropriate;

FURTHER RESOLVED, that the President, the Executive Vice President, any Senior Vice President, or any Vice President, and each of them, with full power to act without the others, be, and they hereby are, severally authorized and empowered to prepare, executive, and cause to be filed with the Securities and Exchange Commission on behalf of Variable Annuity Account, and by the Company as sponsor and depositor a Notification of Registration under the Investment Company Act of 1940, and any and all amendments to the foregoing on behalf of Variable Annuity Account and the Company and on behalf of and as attorneys-in-fact for the principal executive officer, the principal financial offer, the principal accounting officer, and/or any other officer of the Company;

FURTHER RESOLVED, that D. T. Cumming, President, and G. T. Mitchell, Executive Vice President, are duly appointed as agents for service under any such registration statement, duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto;

FURTHER RESOLVED, that the President, the Executive Vice President, and Senior Vice President, or any Vice President, and each of them, with full power to act without the others, be, and they hereby are, severally authorized on behalf of Variable Annuity Account and on behalf of the Company to take any and all action that each of them may deem necessary or advisable in

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
order to offer and sell the Contracts, including any registrations, filings, and qualifications both of the Company, its officers, agents and employees, and of the Contracts, under the insurance and securities laws of any of the states of the United States of America and other jurisdictions, and in connection therewith to prepare, execute, deliver, and file all such applications, reports, covenants, resolutions, applications for exemptions, consents to service of process, and other papers and instruments as may be required under such laws, and to take any and all further action which the said officers or legal counsel of the Company may deem necessary or desirable (including entering into whatever agreements and contracts may be necessary) in order to maintain such registrations or qualifications for as long as the said officers or legal counsel deem it to be in the best interests of Variable Annuity Account and the Company;

FURTHER RESOLVED, that the President, the Executive Vice President, any Senior Vice President, or any Vice President, and each of them, with full power to act without the others, be, and they hereby are, severally authorized in the names and on behalf of Variable Annuity Account and the Company to execute and file irrevocable written consents on the part of Variable Annuity Account and of the Company to be used in such states wherein such consent to service of process may be requisite under the insurance or securities laws therein in connection with said registration or qualification of the Contracts and to appoint the appropriate state official, or such other person as may be allowed by said insurance or securities laws, agent of Variable Annuity Account and of the Company for the purpose of receiving and accepting process;

FURTHER RESOLVED, that the President, the Executive Vice President, any Senior Vice President, or any Vice President, and each of them, with full power to act without the others, be, and they hereby are, severally authorized to establish procedures under which the Company will institute procedures for providing voting rights for owners of the Contracts with respect to securities owned by Variable Annuity Account;

FURTHER RESOLVED, that the President, the Executive Vice President, any Senior Vice President, or any Vice President, and each of them, with full power to act without the others, be, and they hereby are, severally authorized to execute such agreement or agreements as deemed necessary and appropriate (i) with CNL, Inc. ("CNL") or other qualified entity under which CNL or such other entity will be appointed principal underwriter and distributor of the Contracts and (ii) with one or more qualified banks or other qualified entities to provide administrative and/or custodial services in connection with the establishment and maintenance of Variable Annuity Account and the design, issuance, and administration of the Contracts;

FURTHER RESOLVED, that because it is expected that Variable Annuity Account will invest solely in the securities issued by one or more investment companies registered under the Investment Company Act of 1940, the President, the Executive Vice President, any Senior Vice President, or any Vice President, and each of them, with full power to act without the others, be, and they hereby are, severally authorized to execute whatever agreement or agreements may be necessary or appropriate to enable such investments to be made;


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
FURTHER RESOLVED, that the President, the Executive Vice President, any Senior Vice President, or any Vice President, and each of them, with full power to act without the others, be, and they hereby are, severally authorized to execute and deliver such agreements and other documents and do such acts and things as may be deemed necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof.

IN WITNESS WHEREOF, I have hereunto set my hand and the seal of the corporation this 24th day of June, 1988.



                                   /s/ P. M. Frank
                                   -----------------------
                                   P. M. Frank, Secretary

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